                            EXHIBIT 1.A.(9)(i)

                     FORM OF PARTICIPATION AGREEMENT
                     -------------------------------
                                  Among
                          LIFE & ANNUITY TRUST
                              STEPHENS, INC.
                            WELLS FARGO BANK
                                   And
                  SECURITY EQUITY LIFE INSURANCE COMPANY
                  --------------------------------------

THIS AGREEMENT is made and entered into as of this ------ day of -------------- , 1994, by and among SECURITY EQUITY LIFE INSURANCE COMPANY (hereinafter referred to as the "Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account set forth in Schedule A hereto, as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account" or collectively as the "Accounts"), and Life & Annuity Trust, a business trust organized under the laws of Delaware (hereinafter referred to as the "Fund"), and Stephens, Inc. (hereinafter referred to as the "Underwriter"), and Arkansas corporation, and Wells Fargo Bank a California corporation (hereinafter referred to as the "Adviser").

WHEREAS, the Fund engages in business as an open-end series investment company and is available to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts offered by life insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter, "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated -------------- , ---- (File No. 812- ---- ), or will, if and to the extent necessary, obtain an order granting Participating Insurance Companies and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end series investment company under the 1940 Act, and its shares are registered under the Securities Act of 1933, as amended (hereinafter, the "1933 Act"); and



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WHEREAS, the Adviser is duly registered as an investment adviser under the
Investment Advisers Act of 1940 (the "Advisers Act") and any applicable state securities laws; and

WHEREAS, the Company has developed or intends to develop certain variable life insurance policies (hereinafter, the "Contracts"), set forth in Schedule B hereto, for sale to "accredited investors," as that term is defined in Regulation D, promulgated under the 1933 Act (hereinafter, "Regulation D"), or other investors permitted by Regulation D; and

WHEREAS, each Account is or will be a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to one or more variable life insurance policies; and

WHEREAS, the Company does not intend to make a "public offering" of the Contracts, as that term is defined in Section 4(2) of the 1933 Act and Regulation D; and

WHEREAS, the Underwriter is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter, the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter, the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Portfolios on behalf of the Accounts to fund certain of the Contracts and the Underwriter is authorized to sell such shares to segregated asset accounts of life insurance companies, such as each Account, at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                    ARTICLE I. Sale of Fund Shares
                               -------------------

1.1 The Underwriter agrees to sell to the Company, for each Account listed on Schedule A, shares of the corresponding Portfolios of the Fund, also listed on such schedule, which the Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for such shares.

      For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 8:30 a.m. Eastern Time at the principal business office of the Fund on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset values pursuant to the rules of the SEC.

1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value on each day which the New York Stock Exchange is open for



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trading.  Notwithstanding the foregoing, the Board of Directors [Trustees] of the Fund (hereinafter, the "Board") may refuse to sell shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4 The Fund and the Underwriter will not sell fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 1.1, 1.2, 1.3, 1.5, 1.7, and 1.11 and
Article VII of this Agreement is in effect to govern such sales.

1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Accounts or the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund of the request for redemption. For purposes of this
Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

1.6 The Company agrees to purchase and redeem the shares of the Portfolios offered by the then current prospectus of the Fund and in accordance with the various provisions of the prospectus.

1.7 The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Sections 1.3 and 1.4, and
Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

1.8 The Fund agrees not to delete any of the selected Portfolios of the Fund nor to make any material changes to the investment policy of any such Portfolio without providing the Company with at least six months prior written notice of any such change.

1.9 The Fund agrees not to increase any of the fees or charges assessed against the assets of any Portfolio without providing at least three months prior written notice of any such change.

1.10 The Company agrees that it shall not substitute shares of the Portfolios of the Fund in the Accounts unless the SEC shall have approved the substitution pursuant to Section 26 of the 1940 Act.



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1.11  The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or credit for any shares purchased the same day as the redemption. For purposes of Section 2.2(e), upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.12 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares from the Fund will be recorded in an appropriate title for each Account.

1.13 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of the Portfolio. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.14 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m. Eastern Time at the principal office address of the Company. If the Fund provides incorrect share net asset value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, the Company shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

1.15 The Fund will provide the Company with as much advance notice as is reasonably practicable, but in any event with at least ninety (90) days advance notice, of any material change affecting the Fund (including, but not limited to, any material change in its registration statement or prospectus and any proxy solicitation) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of such change. The Fund agrees to share equitably in expenses incurred by the Company as a result of actions taken by the Fund.

                ARTICLE II. Representations and Warranties
                            ------------------------------

2.1   The Company represents and warrants as follows:



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      (a)   that it is a life insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New York insurance laws.

      (b) that the Contracts are or will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

      (c) that it will use its best efforts to assure that the Accounts are and will remain excluded from the definition of an investment company under the 1940 Act, and that it will immediately notify the Underwriter and the Fund upon having a reasonable basis for believing that the accounts have ceased to be so exempt or that they might cease to be exempt in the future.

      (d) that the distributor of the Contracts is and will at all times while the Contracts are in effect be a broker/dealer registered with the SEC under the 1934 Act.

      (e) that each Account will invest exclusively in shares of one Portfolio, as shown on Schedule A, hereto.

      (f) that the Company and each Account will not substitute the shares of the Portfolios unless the SEC shall have approved the substitution pursuant to Section 26 of the 1940 Act.

      (g) that the Company and each Account will seek voting instructions from its Contract owners with regard to voting on all proxies issued by the Fund and will vote such proxies only in accordance with such instructions or vote the shares held by it in the same proportion as the vote of all other holders of such shares.

      (h) that the Contracts are currently treated as life insurance or endowment contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (hereinafter, the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Underwriter and the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.2   The Fund and the Adviser represent and warrant as follows:

      (a) that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent required by applicable law.



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      (b)   that the Fund is currently qualified as a Regulated Investment
Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) as long as this Agreement is in effect and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to comply or that it might not comply in the future with the Subchapter M qualification requirements.

      (c) that the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of directors [trustees], a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

      (d) that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of New York and any other applicable state to the extent required to perform this Agreement. The Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the state of New York and any other applicable state to the extent required to perform this Agreement.

In this regard, the Fund and the Adviser represent that none of the Portfolios listed in Schedule A will invest in shares of the Company or its affiliates for as long as this Agreement shall remain in effect or for as long as any assets of the Accounts are invested in such Portfolios, whichever is longer.

      (e) that all of the Fund's directors, officers, employees, the Adviser and each sub-adviser, and other individuals/entities dealing with the money or securities of the Fund, including the Underwriter, are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.3 The Adviser represents and warrants that it, and each sub-adviser, if applicable, is and shall remain duly registered or exempt from registration under all applicable federal and state securities laws, including but not limited to registration as an investment adviser under the Advisers Act, and that it, and each sub-adviser, if applicable, shall perform its obligations for the Fund in compliance with the laws of the State of New York and any applicable state and federal securities laws.

2.4 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the state of New



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York and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.5 The Fund, the Adviser, and the Underwriter represent and warrant that none of them has not entered into or will not enter into, without the prior written consent of the Company, any arrangement for the sale of shares of any Portfolio of the Fund to any insurance company or separate account under which the terms granted to that insurance company or separate account are more favorable than those granted hereunder to the Company and the Accounts.

       ARTICLE III. Fund Prospectuses and Proxy Statements Voting
                    ---------------------------------------------

3.1 At least annually, the Underwriter (at its expense) shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the disclosure document for the Contracts and the Fund's prospectus printed together in one document (the cost of printing the Fund prospectus portion of such document to be paid by the Underwriter).

3.2 If applicable state of federal laws or regulations require that the statement of additional information for the Fund be distributed to all Contract owners, then the Underwriter shall provide the Company with the Fund's statement of additional information for the Fund in such quantities and/or with expenses to be borne in accordance with paragraph 3.1 hereof.

3.3 The Fund's prospectus shall state the statement of additional information for the Fund is available from the Underwriter (or in the Fund's discretion, the prospectus shall state that such statement is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such statement.

3.4 The Fund, at its expense, shall provide the Company with copies of its prospectus, proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5 It is understood and agreed that the Company is not responsible for the content of the prospectus or statement of additional information for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Underwriter, neither the Fund nor Underwriter are responsible for the content of the disclosure statement for the Contracts.

3.6   If and to the extent required by law the Company shall:

      (i)   solicit voting instructions from Contract owners;



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      (ii)  vote the Fund shares in accordance with instructions received from
            Contract owners; and

      (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received:

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for the Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the fund calculates voting privileges in a consistent manner, as required by the Shared Funding Exemptive Order.

3.7 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of
Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

       ARTICLE IV. Contract Sales:  Sales Material and Information
                   -----------------------------------------------

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, the disclosure document and each piece of Contract sales material in which the Fund, the Adviser or the Underwriter is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within ten (10) Business Days after receipt of such material.

4.2 The Company shall not give any information or make any written representations or statements on behalf of the Fund or concerning the fund in connection with the sale of the Contracts other than the information or representations contained in the then current registration statement or prospectus for the Fund shares, as such registration statement and prospectus for the Fund shares may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in Fund sales literature approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3 The Fund, the Adviser, and the Underwriter understand and acknowledge that each Account is relying on Section 3(c)(1) of the 1940 Act to be excluded from the definition of investment company under the 1940 Act, and that the Contracts are relying on Regulation D for an exemption from registration under the 1933 Act. Accordingly, each of the Fund, the Adviser, and the Underwriter agree that it will not, orally or in the fund sales literature or otherwise in writing, give any information or make any representations concerning the Company, each Account, or the Contracts, without the prior written consent of the Company.

4.4 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports proxy statements, Fund sales literature, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.5 The Company will provide to the Fund at least one complete copy of all disclosure documents, reports, solicitations for voting instructions, and Contract sales material, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account.

4.6 For purposes of this Article IV, the phrase "fund sales literature" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e.,
                                                                       ---
any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                        ARTICLE V. Expenses
                                   --------

5.1 All expenses incident to performance by the fund under this Agreement shall be paid by the Fund. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

5.2 The Company shall bear the expenses of distributing the Fund's prospectus to Contract owners and of distributing the Fund's proxy materials and reports to such Contract owners.

                    ARTICLE VI. Diversification
                                ---------------

6.1 The Fund, the Adviser, and the Underwriter represent that the Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with 817(d) of the Code, relating to the definition of a variable contract, as well as any amendments or other modifications to such Sections or Regulations issued under those Sections.

6.2 The Fund, the Adviser, and the Underwriter acknowledge that full compliance with the requirements referred to in Sections 6.1 and 2.2(b) hereof is the principal inducement for the Company to enter into this Agreement because any failure to meet those requirements would result in the Contracts not being treated as life insurance for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company corporate tax liability. The Fund also acknowledges that it is solely within its power and control to meet those requirements. Accordingly, without in any way limiting the effect of Section
8.2 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser, and/or the Underwriter will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Sections 6.1 or 2.2(b) hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Underwriter and/or the Adviser under this Agreement.

                 ARTICLE VII. Potential Conflicts
                              -------------------

7.0   IF the Fund has a Shared Funding Exemptive Order, then Sections 7.1
      --          ---
through 7.7, inclusive, of this Agreement shall apply.  IF the Fund does not
                                          -----         --          --------
have a Shared Funding Exemptive Order, then Sections 7.1 through 7.7, inclusive, of this Agreement shall not apply. Therefore, the Fund must
                             ---------                             ----
initial one of the following two statements:

      (a)   Yes, the Fund has a Shared Funding Exemptive Order and Sections
      7.1 through 7.7, inclusive, are applicable.
                                                  -----

      (b) No, the Fund does not have a Shared Funding Exemptive Order and Sections 7.1 through 7.7, inclusive, are not applicable.
                                                              -----

7.1 The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3 If it is determined by majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract
                                                 ---
owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6, 3.7, 7.1, 7.2, 7.3,
7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                        ARTICLE VIII.  Indemnification
                                       ---------------

8.1   Indemnification By The Company
      ------------------------------

      (a) The Company agrees to indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

           (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the disclosure document for the Contracts or contained in the Contracts or Contract sales material (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the disclosure document for the Contracts or in the Contracts or Contract sales material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or Fund sales literature not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or Fund sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

           (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

           (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

      as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

      (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnification Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

      (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served pon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Company does not assume the defense, it shall not be liable for any settlement of any proceeding effected without its written consent but if settled, with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

      (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2   Indemnification by the Underwriter
      ----------------------------------

      (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's registration statement or prospectus or statement of additional information or Fund sales literature (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus or the statement of additional information for the fund or in Fund sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure document for the Contracts or Contract sales material not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document for the Contracts or Contract sales material, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information urnished to the Company by or on behalf of the Fund; or

           (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials, or otherwise perform its obligations under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
                 Article VI of this Agreement); or

           (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

      as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Underwriter specified in Article VI hereof.

      (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Accounts, whichever is applicable.

      (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been erved upon such Indemnified Party (or after such Indemnified Party shall ave received notice of such service of any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Underwriter does not assume the defense, it shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Underwriter agrees to indemnify the Indemnified Party from and against all loss or liability by reason of such settlement or judgment.

      (d) The Company agrees promptly to notify the Underwriter of the ommencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3   Indemnified By the Adviser
      --------------------------

      (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information for the Fund or Fund sales literature (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement or prospectus or statement of additional information for the Fund or in Fund sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure document for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document for the Contracts or Contract sales material, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or Fund; or

           (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

           (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

      as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

      (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified party's reckless disregard of obligation and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

      (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Adviser does not assume the defense, it shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Adviser agrees to indemnify the Indemnified Party from and against all loss or liability by reason of such settlement or judgment.

      (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against itself or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.4   Indemnification By the Fund
      ---------------------------

      (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Trustees or any member thereof, are related to the operations of the Fund and:

           (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

           (ii) arise out of or result from any material breach of any representation and/or warranty made by the fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

      as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

      (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject be reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

      (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Fund does not assume the defense, it shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Fund agrees to indemnify the Indemnified Party from and against all loss or liability by reason of such settlement or judgment.

      (d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                          ARTICLE IX.  Applicable Law
                                       --------------

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder to the extent applicable thereto, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE X. Termination
                                       -----------

10.1  This Agreement shall terminate:

      (a) at the option of any party upon six (6) months advance written notice to the other parties; provided, however such notice shall not be given earlier than six (6) months following the date of this Agreement; or

      (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided, however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company, said termination to be effective ten
      (10) days after receipt of notice; or

      (c) at the option of the Fund in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the insurance department, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

      (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser, or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will result in a loss of 1934 Act registration as a broker/dealer with the SEC or will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

      (e) with respect to any Account, at the option of the Company or the Fund, upon receipt of any necessary regulatory approval and/or the requisite vote of the Contract owners sharing an interest in such Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares; or

      (f) at the option of the Company, in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

      (g) at the option of the Company, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

      (h) at the option of the Company, if the Fund and the Adviser fail to invest money from the Contracts in such a manner as to ensure that the contracts will be treated as variable contracts under the Code and any regulations thereunder; or

      (i) by either the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (1) all owners of variable contracts or (2) the interests of the Participating Insurance Companies investing in the Fund; or

      (j) at the option of the Fund, the Adviser, or the Underwriter, if (1) the Fund, the Adviser, or the Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Underwriter, (2) the Fund, the Adviser, or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund, the Adviser, or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth (60th) day shall be the effective date of termination, unless the Fund or the Underwriter, as the case may be, rescinds its determination in writing and delivers such writing to the Company on or before the sixtieth (60th) day; or

      (k) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund, the Adviser, and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund, the Adviser, and/or the Underwriter and any other changes in circumstances since the giving of such notice, which sixtieth (60th) day shall be the effective date of termination, unless the Company rescinds its determination in writing and delivers such writing to the Fund, the Adviser, and the Underwriter on or before the sixtieth (60th) day; or

      (l) at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

      (m) upon the assignment of this Agreement unless the non-assigning parties consent thereto.

10.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

10.3 Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore,

      (a)   In the event that any termination is based upon the provisions of
      Article VII, or the provision of Section 10.1(a), 10.1(b), 10.1(j), or 10.1(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

      (b)   in the event that any termination is based upon the provisions of
      Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination; and

      (c)   in the event that any termination is based upon the provisions of
      Section 10.1(e) of this Agreement, such prior written notice shall be given at least sixty (60) days before the date of any proposed vote to replace the Fund's shares.

10.4  (a)   Notwithstanding any termination of this Agreement, the Fund, the
      Adviser, and the Underwriter shall at the option of the Company continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

      (b)   In the event of a termination of this Agreement pursuant to
      Section 10.1 of this Agreement, the Fund, the Adviser, and the Underwriter shall promptly notify the Company whether the Underwriter, the Adviser, and the Fund will continue to make Fund shares available after such termination. If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this
      Section 10.4, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six (6) months.

      (c) The parties agree that this Section 10.4 shall not apply to any termination made pursuant to Article VII or any conditions or undertakings incorporated by reference in Article VII, and the effect of such Article VII termination shall be governed by the provisions set forth or incorporated by reference herein.

10.5 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter ninety (90) days notice of its intention to do so.

10.6 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify other parties and the Adviser and Underwriter's obligation to pay costs under Section 6.2 shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts for which the Fund, the Adviser, and Underwriter are continuing to make Fund shares available in accordance with Section 10.4(a), the provisions of Article I, Article II, Article III, Article V, Article VI and Sections 13.2 and 13.6 shall also survive and not be affected by any termination of this Agreement.

      ARTICLE XI.  Applicability to New Accounts and New Contracts
                   -----------------------------------------------

      The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in and the addition of separate accounts by the Company and to reflect changes in or relating to the Contracts and to add new classes of variable life insurance policies to be issued by the Company through each Account investing in the Fund. The provisions of this Agreement shall be equally applicable to each such separate account and each such class of policies, unless the context otherwise requires.

                        ARTICLE XII.  Notices
                                      -------

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:

               Life & Annuity Trust
               525 Market Street, 12th Floor
               San Francisco, CA 94105
               Attention:

      If to the Company:

               84 Business Park Drive
               Suite 303
               Armonk, NY 10504
               Attention:  Mr. Kiri Parankirinathan

      If to the Underwriter:

               Stephens, Inc.
               111 Center Street
               Little Rock, Arkansas 72201
               Attention:

      If to the Adviser:

               Wells Fargo Bank, N.A.
               420 Montgomery Street
               San Francisco, CA 94163
               Attention:

                     ARTICLE XIII.  Miscellaneous
                                    -------------

13.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

13.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

13.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule of otherwise, the remainder of the Agreement shall not be affected thereby.

13.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the New York variable life insurance regulations and any other applicable law or regulations.

13.7 The Fund, Underwriter, and the Adviser agree that to the extent any advisory or other fees received by the Fund, the Underwriter or the Adviser are determined to be unlawful in legal or administrative proceedings under the 1973 NAIC model variable life insurance regulation in the states of Colorado, Maryland, or Michigan and any other applicable states, the Adviser and the Underwriter, on a joint and several basis, shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding; provided however that the provisions of Section 8.2(b) and 8.2(c) of this Agreement shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Underwriter, and/or the Adviser under this Agreement.

13.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                              Company:

                              SECURITY EQUITY LIFE INSURANCE COMPANY
                              By its authorized officer,


SEAL                          By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------
                              Date:
                                   ------------------------------------------


                              Fund:

                              LIFE & ANNUITY TRUST
                              By its authorized officer,


SEAL                          By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------
                              Date:
                                  -------------------------------------------


                              Underwriter:

                              STEPHENS, INC.


SEAL                          By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------

                              Date:
                                   ------------------------------------------

                              ADVISER:

                              WELLS FARGO BANK


SEAL                          By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------
                              Date:
                                   ------------------------------------------

                              SCHEDULE A


                               ACCOUNTS
                               --------


Account          Date Established           Corresponding Portfolio
-------          ----------------           -----------------------

                              SCHEDULE B

                              CONTRACTS
                              ---------


As used in this Agreement, the term "Contracts" shall mean the contracts and certificates with the form numbers listed below:


                              Contracts
                              ---------

Generic Name                                                  Number
------------                                                  ------